UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2014

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

(303) 381-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.02	Termination of a Material Definitive Agreement.

On September 11, 2014, the employment agreement with Michael Needle, M.D. dated March 18, 2013 was terminated. Dr. Needle resigned as Chief Medical Officer to pursue other opportunities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Medical Officer

On September 11, 2014, Array BioPharma announced the appointment of Victor Sandor, M.D., C.M. as its new Chief Medical Officer. Dr. Sandor replaces Michael Needle, M.D., who had served as Array’s Chief Medical Officer since April 1, 2013 and who resigned effective September 11, 2014 to pursue other opportunities. The effective date of Dr. Sandor’s employment with Array is September 22, 2014.

Dr. Sandor has more than a decade of experience in the pharmaceutical and biotechnology industries. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation, a position he held beginning May 2014 after first joining Incyte in February 2010 as its Vice President Global Oncology Drug Development. In this role, he was instrumental in the development, approval and commercialization of the first JAK inhibitor, while leading clinical development, clinical operations, medical affairs and biostatistics across the entire portfolio, including the responsibility for several novel mechanisms including PI3K, c-Met and IDO1 inhibitors. Prior to joining Incyte, Dr. Sandor was Vice President and Chief Medical Officer for oncology at Biogen Idec. He previously held positions of increasing responsibility in oncology product development at AstraZeneca, where he played an important role in the registration of Arimidex for adjuvant use, the development of Faslodex, and the development of several early stage programs through proof of concept. Dr. Sandor received his medical degree (MD,CM) from McGill University in Montreal, Canada, and completed his Fellowship in Medical Oncology at the National Institutes of Health in Bethesda, Maryland.

Pursuant to the terms of an employment agreement entered into between Dr. Sandor and Array dated August 29, 2014, Dr. Sandor will receive an initial annual base salary of $425,000, subject to periodic adjustment agreed to by Dr. Sandor and Array. Dr. Sandor will also be entitled to receive a performance bonus for each fiscal year beginning in fiscal 2015 based on Array’s performance against criteria established by the Compensation Committee of the Board of Directors under Array’s annual Performance Bonus Plan. Dr. Sandor’s performance bonus will range between 20% and 60%, with a target of 40%, of his then effective base salary. Array will pay Dr. Sandor a signing bonus of $100,000 within 45 days of his start date, provided that if his employment is terminated within the first anniversary of his start date by Array for cause (as defined in the employment agreement) or by Dr. Sandor under certain circumstances specified in the employment agreement, he will be required to repay a pro rata portion of the signing bonus. Array will reimburse Dr. Sandor for expenses incurred by him and his family in moving from Kennett Square, Pennsylvania to the Boston, Massachusetts metropolitan area, in accordance with Array’s standard relocation policies, as well as for commuting and housing expenses incurred by Dr. Sandor in connection with commuting to Boulder, Colorado from his primary residence for business purposes. Dr. Sandor will be entitled to participate in Array’s standard health, relocation and fringe benefits available to employees generally.

Array has also agreed to grant Dr. Sandor stock options to purchase a number of shares of Array’s common stock equal to $1,270,000 divided by the per share grant date fair value of Array’s common stock on his start date. The options will have an exercise price equal to the fair market value of the common stock on the date of grant and will vest in four equal annual installments commencing September 22, 2015. Dr. Sandor is also entitled to receive two restricted stock unit (“RSU”) grants: the first grant being for a number of RSU’s equal to $700,000 divided by the closing price of Array’s common stock on his start date, which will vest in two equal annual installments commencing September 22, 2015; and the second grant being for a number of RSU’s equal to $127,313 divided by the closing price of Array’s common stock on his start date, with one half vesting upon achievement of the first milestone relating to the return of commercialization rights for binimetinib to Array that have been licensed to Novartis International Pharmaceutical Ltd. and one half vesting upon achievement of the second milestone relating to binimetinib on or prior to August 18, 2018, in each case subject to continued service with Array as of each vesting date. The stock option and RSU grants will be subject to the other terms of Array’s Amended and Restated Stock Option and Incentive Plan and Array’s form Stock Option Agreement and Restricted Stock Unit Agreements to be entered into between Array and Dr. Sandor.

The vesting of Dr. Sandor’s options and RSU’s will be accelerated in full if his employment terminates as a result of his death. In addition, any unvested options or RSU’s schedule to vest in the year of a termination of Dr. Sandor’s employment agreement will vest if the termination is (i) by Array without cause, (ii) by Dr. Sandor under certain circumstances specified in the employment agreement or (iii) as a result of Dr. Sandor’s disability. In addition, if Dr. Sandor’s employment agreement is terminated by Array without cause or by Dr. Sandor under certain circumstances specified in his employment agreement within three months prior to or 12 months following a change in control of Array, all unvested options will immediately vest.

Dr. Sandor will also be entitled to receive severance equal to (i) one year of his then current base salary and (ii) provided that Dr. Sandor timely elects and remains eligible for continued group health plan benefits, COBRA premiums to maintain Dr. Sandor’s health insurance coverage for one year, if the employment agreement is terminated (a) by Array without cause, (b) by Dr. Sandor under certain circumstances specified in his employment agreement or (c) as a result of Dr. Sandor’s disability. The severance payments, and related option and RSU acceleration described above, is conditioned upon Dr. Sandor executing a satisfactory release in favor of Array and his continued compliance with the terms of his Noncompete Agreement and Confidentiality and Inventions Agreement with Array.

Dr. Sandor’s employment agreement has a term of four years commencing September 22, 2014 and will thereafter renew automatically for additional one-year terms unless either party gives notice to the other party of its or his intent not to renew the agreement within 60 days of expiration of the then effective term.

Dr. Sandor also entered into a Noncompete Agreement with Array pursuant to which, during his employment and for a 12-month period after termination of his employment for any reason, he has agreed not to engage in certain competing activities within a 50 mile radius of any area where Array is doing business at the time of such termination and not to solicit Array’s employees or customers. Dr. Sandor also entered into Array’s standard Confidentiality and Inventions Agreement.

The foregoing description of the material terms of Dr. Sandor’s Employment Agreement, Noncompete Agreement and Confidentiality and Inventions Agreement are qualified in its entirety by the terms of the these agreements, which are filed as exhibits to this Form 8-K. A copy of the press release announcing Dr. Sandor’s appointment is attached hereto as Exhibit 99.1.

Andrew Robbins’ Employment Agreement

On September 11, 2014, the Compensation Committee of Array BioPharma also approved an employment agreement with Andrew Robbins, Senior Vice President of Commercial Operations, who previously did not have an employment agreement with Array. The employment agreement provides an initial annual base salary for Mr. Robbins of $350,000, subject to periodic adjustment agreed to by Mr. Robbins and Array. Mr. Robbins will also be entitled to receive a performance bonus for each fiscal year based on Array’s performance against criteria established by the Compensation Committee of the Board of Directors under Array’s annual Performance Bonus Plan. Mr. Robbins’ performance bonus for any particular fiscal year will range between 20% and 60% of his then effective base salary, with a target of

40%. Mr. Robbins is entitled to continue to participate in Array’s standard health and fringe benefits available to employees generally.
The employment agreement also provides that the vesting of options held by Mr. Robbins will be accelerated in full if his employment terminates as a result of his death. In addition, any unvested options scheduled to vest in the year of a termination of Mr. Robbins’ employment agreement will vest if the termination is (i) by Array without cause, (ii) as a result of Mr. Robbins’ disability, or (iii) by Mr. Robbins as a result of a reduction in his annual salary below his initial annual salary or a material diminishment in his duties as Senior Vice President of Commercial Operations. In addition, if Mr. Robbins’ employment agreement is terminated by Array without cause or by Mr. Robbins as a result of a reduction in his annual salary below his initial annual salary or a material diminishment in his duties as Senior Vice President of Commercial Operations, in either case within three months prior to or 12 months following a change in control of Array, all unvested options will immediately vest.

Mr. Robbins will also be entitled to receive severance equal to one year of his then current base salary if the employment agreement is terminated (i) by Array without cause, (ii) by Mr. Robbins under certain circumstances specified in his employment agreement, or (iii) as a result of Mr. Robbins’ disability. If any such termination is within three months prior to or 12 months following a change in control of Array, Mr. Robbins will also be entitled to receive an amount equal to his target performance bonus for the year of termination. The severance payment, and related option acceleration described above, is conditioned upon Mr. Robbins executing a satisfactory release in favor of Array and his continued compliance with the terms of his Noncompete Agreement and Confidentiality and Inventions Agreement with Array.

Mr. Robbins’ employment agreement has a term of four years commencing September 11, 2014 and will thereafter renew automatically for additional one-year terms unless either party gives notice to the other party of its or his intent not to renew the agreement within 60 days of expiration of the then effective term.

The foregoing description of the material terms of Mr. Robbins’ employment agreement is qualified in its entirety by the terms of the employment agreement, which is filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated August 29, 2014 between the registrant and Victor Sandor, M.D. (1)
10.2	Noncompete Agreement dated August 29, 2014 between the registrant and Victor Sandor, M.D. (1)
10.3	Confidentiality and Inventions Agreement dated August 29, 2014 between the registrant and Victor Sandor, M.D. (1)
10.4	Employment Agreement dated September 11, 2014 between the registrant and Andrew Robbins (1)
99.1	Press release announcing appointment of Victor Sandor, M.D. as Chief Medical Officer

(1)    Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2014	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated August 29, 2014 between the registrant and Victor Sandor, M.D. (1)
10.2	Noncompete Agreement dated August 29, 2014 between the registrant and Victor Sandor, M.D. (1)
10.3	Confidentiality and Inventions Agreement dated August 29, 2014 between the registrant and Victor Sandor, M.D. (1)
10.4	Employment Agreement dated September 11, 2014 between the registrant and Andrew Robbins (1)
99.1	Press release announcing appointment of Victor Sandor, M.D. as Chief Medical Officer

(1)    Management contract or compensatory plan.